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                                   EXHIBIT 21

                               PACKAGED ICE, INC.
                              LIST OF SUBSIDIARIES



SOUTHCO ICE, INC.
PACKAGED ICE LEASING, INC.
MISSION PARTY ICE, INC.
SOUTHWEST TEXAS PACKAGED ICE, INC.
SOUTHWESTERN ICE, INC.
GOLDEN EAGLE ICE - TEXAS, INC.
CENTRAL ARKANSAS COLD STORAGE - TEXAS, INC.